Exhibit 10.61
*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 240.24b-2
AMENDMENT TO THE PATENT PURCHASE AGREEMENT
(THE “AMENDMENT”)
     QUALCOMM Incorporated, a Delaware corporation (“Purchaser”), and Applied Micro Circuits Corporation, a Delaware corporation (“Seller”) hereby agree to amend that certain Patent Purchase Agreement made and entered into by and between Purchaser and Seller effective on July 11, 2008 (the “Agreement”) as set forth below.
     Whereas, Purchaser and Seller previously entered into an amendment to the Agreement and desire to supersede and replace in its entirety that amendment with the amendment set forth below, which is to be effective as of July 11, 2008.
     Now, Therefore, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereto, intending to be legally bound, hereby agree as follows:
AMENDMENT:
1. Effect of this Amendment. This amendment shall supersede and replace in its entirety, effective as of July 11, 2008, the prior amendment to the Agreement that was previously entered into by Purchaser and Seller.
2. Section 5.3(e) of Main Body of Agreement. The last sentence of Section 5.3(e) of the main body of the Agreement is hereby deleted and replaced with the following:
        “Subsequent to the filing by Seller of a redacted version of this Agreement with the SEC that redacts or omits provisions in the Agreement agreed to by the Parties, Seller may disclose to third parties those provisions of such redacted version of the Agreement that are publicly available through the SEC’s EDGAR website; provided, however, that, in connection with any such disclosure, Seller does not disclose any of the redacted or omitted provisions of such redacted version of the Agreement.”
3. Section 2.1 of Schedule 2.5 to the Agreement. The last sentence of Section 2.1 of Schedule 2.5 of the Agreement is hereby deleted and replaced with the following:
     “[...***...]”

*	Confidential Treatment Requested
Purchaser and Seller Confidential

4. Subsection (ii) of Section 5.3 of Schedule 2.5 (Retained Rights) of the Agreement. Subsection (ii) of Section 5.3 of Schedule 2.5 (Retained Rights) of the Agreement is hereby deleted and replaced with the following:
     “(ii) [...***...]”
5. No Other Amendment or Modification. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect without modification. The terms and conditions of this Amendment and the Agreement shall not be amended, modified, altered or supplemented other than by a means of written instrument duly executed and delivered on behalf of Purchaser and Seller.
IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed by their duly authorized representatives to be effective as of July 11, 2008.

QUALCOMM Incorporated		Applied Micro Circuits Corporation

By:	/s/ Philip J. Fries, Jr.	By:	/s/ Cynthia J. Moreland

Name: Philip J. Fries, Jr.		Name: Cynthia J. Moreland

Title: VP & Legal Counsel		Title: VP, General Counsel

Date: 7/14/08		Date: 7/14/08

*	Confidential Treatment Requested
Purchaser and Seller Confidential